NOTE RESTRUCTURE,
NOTE PURCHASE AND
INTERCREDITOR AGREEMENT
|(TERM NOTES A AND B)

THIS NOTE RESTRUCTURE, NOTE PURCHASE AND INTERCREDITOR AGREEMENT (this "Agreement") is entered into and effective for all purposes as of May 31, 2003 by and among Deep Fork Capital, L.L.C., an Oklahoma limited liability company (the "Purchaser"), Debt Acquisition Company of America V, L.L.C., a California limited liability company (the "Seller"), H & M Steel, Inc., an Oklahoma corporation (the "Borrower") and Structural Holdings, Inc. (the "Guarantor").

RECITALS:

A. On or about April 20, 1999, Finova Capital Corporation ("Finova") made two term loans to Borrower in the original principal amount of Six Hundred Fifty Thousand. Dollars ($650,000.00) and in the original principal amount of Two Million Dollars ($2,000,000.00) which loans were evidenced by two promissory notes and were secured by certain personal property and a mortgage on .certain real property located in the state of Oklahoma.

B. On or about April 30, 2001, Finova and Seller entered into a Note Purchase and Intercreditor Agreement pursuant to which Seller purchased from Finova Term Note A and Term Note B, as defined below, owing by Borrower and Seller was assigned Finova's lien and security interest on real property and certain equipment and personal property as collateral for the Term Notes, as defined below.

C. Seller and Borrower subsequently amended the loan documents between them on or about April 30, 2001, October 5,2001 and January 21-22, 2002.

D. Borrower has requested that Seller restructure the loan documents in order to allow Borrower to pay its obligations as they come due. In particular, Borrower has requested that Seller accept a transfer of the real property collateral and fixtures subject to Seller's lien in lieu of a foreclosure in partial satisfaction of Borrower's obligations to Seller.

E. Purchaser has agreed to purchase certain of Borrower's notes from Seller, as restructured herein, for the consideration hereinafter specified as payable by Purchaser, in consideration for the various agreements made by Seller herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter expressed, Seller, Purchaser and Borrower hereby mutually agree as follows.

1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:.

(a) The term "Agreed Real Property Value" shall mean the amount of Seven Hundred Thirty Thousand Dollars ($730,000.00) agreed among Borrower, Seller and Purchaser to be the fair market value of the Real Property.

(b) The term "Assigned Security Interest" shall mean collectively, all of Seller's security interests and liens in Purchaser's Collateral, except and only except, Seller's security interest in Seller's Equipment Collateral.

(c) The term "Assigned Loan Documents" shall mean, collectively, the Loan Agreement, Term Note B, that portion of the Amended and Restated Security Agreement-Notes A and B, which secures Note B, the portion of the Financing Statements which perfect the security interest in Purchaser's Collateral and such other loan documents and instruments as Seller shall execute and deliver in favor of Purchaser in contemplation of the transactions described herein.

(d) The term "Closing Date" shall mean July 18,2003, or such other date as Borrower, Seller and Purchaser may unanimously agree upon in writing.

(e) The term "Financing Statement" shall mean that certain UCC-l financing statement designating Borrower as "Debtor" and Finova or Seller as "Secured Party," as follows, but only to the extent that it relates to the Assigned Loan Documents, the Assigned Security Interest or Purchaser's Collateral:

(1) That certain DCC-l Financing Statement filed on April 16, 1999 with the Oklahoma County, Oklahoma, Clerk's Office as file number NOO03547, as amended on June 3, 1999 as file No. NOO04410 to add certain collateral, as amended on April 2, 2001 to release certain collateral, as amended on May 2, 2001 by filing No. NOOO1658 to change the secured party's information, as partially assigned by Finova to Seller by that certain UCC-3 Finding Statement filed May 2, 2001 as file No. AOOO0594, as amended to release certain collateral on August 6, 200I as file No. 200I005350420 and as fully assigned by Finova to Seller by that certain DCC-3 Financing Statement filed on November 27,2001 by filing No. A2001010064620; and

(2) That certain UCC-l Financing Statement filed on April 26, 1999 with the Oklahoma County, Oklahoma, Clerk's Office as file number NOO03955 as amended on March 26, 2001 to release certain collateral, as amended on May 2, 2001 by filing No. NOOO1659 to change the secured party's information, as partially assigned by Finova to Seller by that certain UCC-3 Finding Statement filed May 2, 2001 as file No. A0000595, as amended to release certain collateral on July 25, 2001 as file No. 2001004840423. Seller will assign the Financing Statements to Purchaser to the extent the relate to the Purchaser's Collateral. Seller will retain the remainder of the Financing Statements to the extent that that relate to the Seller's Collateral pursuant to this Agreement. The term "Financing Statements" refers to all amendments and/or partial releases of the Financing Statements as of the Closing Date, whether referenced in this paragraph 1(e) or not.

(f) The term "Fixture Filings" shall mean those certain UCC-1 financing statements on fixtures attached to the Real Property designating Borrower as "Debtor" and Finova or Seller as "Secured Party," as follows: UCC-1 Financing Statement recorded on April 26, 1999 in Book 7686, Page 0637 with the Oklahoma County, Oklahoma, Clerk's Office, as amended on October 22, 1999 by a filing recorded in Book 7709, Page 1967 as Document No. 1999161384.

(g) The term "Lender" and "Lenders" shall mean, individually, either Seller or Purchaser, and collectively, both Seller and Purchaser.

(h) The term "Loan Agreement" shall mean collectively that certain Loan and Security Agreement by and between Finova and Borrower dated as of April 20, 1999, as amended and only to the extent assigned to Seller under the Note Purchase and Intercreditor Agreement dated as of April 30, 2001 and that certain Loan Agreement dated April 30, 2001 by and between Seller and Borrower, as amended by that certain First Amendment to Loan Agreement dated May 1, 2001, and by that certain Second Amendment to Loan and Security Agreement dated as of October 5, 2001.

(i) The term "Mortgage" shall mean that certain Mortgage, Assignment of Rents and Proceeds and Security Agreement from Borrower, as "Mortgagor," in favor of Finova, as "Mortgagee," dated as of April 20, 1999, and recorded in the official records of Oklahoma County, Oklahoma, at book 7575, page 0283, on April 26, 1999, as assigned to Seller by Finova by an Assignment of Mortgage dated April 27, 2001 and recorded on June 27, 2001 in the official records of Oklahoma County, Oklahoma at Book 8131, Page 817-819 as Document No. 2001-086710 and as amended between Seller and Borrower by an Amendment to Mortgage, Assignment of Rents and Proceeds and Security Agreement dated April 30, 2001 and recorded on June 11, 2001 in the official records of Oklahoma County, Oklahoma at Book 8116, Page 490-497 as Document No. 2001-077742.

(j) The term "Purchase Price" shall mean,$175,000.00.

(k) The term "Purchaser's Collateral" shall mean a security interest in all of the Collateral under and pursuant to the Assigned Loan Documents, less and except Seller's first priority security interest in Seller's Equipment Collateral and the Real Property (it being the intention of the parties that, except to the extent of the security interest in the Collateral specifically reserved in favor of Seller, all security interests of Seller in the Collateral shall be conveyed to Purchaser).

(1) The term "Real Property" shall mean the real property located in the State of Oklahoma which is subject to Mortgage and is described on Exhibit "A" attached hereto and incorporated herein by reference and the improvements, structures and fixtures thereon. The term Real Property shall not include the Seller's Equipment Collateral.

(m) The term "Seller's Equipment Collateral" shall mean a prior and superior security interest in favor of Seller in Borrower's machinery, equipment, and other tangible personal property which is specifically described on Exhibit "B" attached hereto and incorporated herein by reference, to secure the Amended and Restated Secured Promissory Note-Note A (as defined below). The term Seller's Equipment Collateral shall not include inventory (in whatever form), work in process, raw materials, accounts or other rights to the payment of money, receivables, instruments, general intangibles, borrower's books and records, or any other asset not specifically identified and described on Exhibit "B."

(n) The term "Security Agreement-Notes A and B" shall mean the Amended and Restated Security Agreement by and between Seller and Borrower dated April 30, 2001 as amended by the First Amendment to Amended and Restated Security Agreement dated October 5, 2001 securing Term Notes A and B. Pursuant to this Agreement, the Security

Agreement-Notes A and B shall be restated, amended and superseded on the Closing Date by an Amended and Restated Security Agreement-Note A in favor of Seller and an Amended and Restated Security Agreement-Note B in favor of Purchaser.

(o) The term "Seller's Consideration" shall mean collectively, (i) the Purchase Price, (ii) the Warranty Deed, (iii) the Lease Agreement, and (iv) Seller's Loan Documents.

(p) The term "Seller's Loan Documents" shall mean the Amended and Restated Secured Promissory Note - Note A, the Amended and Restated Security Agreement-Note A, the Mortgage, the Payne Guaranty and the Moorer Guaranty.

(q) The term "Seller's Collateral" shall mean Seller's security interest and liens in Seller's Equipment Collateral and the Real Property.

(r) The term "Term Note A" shall mean that certain Secured Promissory Note Loan A from Borrower in favor of Finova, dated as of April 30, 1999, in the original principal amount of $650,000.00, as amended in that certain Amended and Restated Secured Promissory Note-Note A from Borrower in favor of Seller, dated April 30, 2001, as amended on or about January 21, 2002 in the First Amendment to Amended and Restated Secured Promissory Note, Notes A and B, and as amended on or about January 22,2002 in the Second Amendment to Amended and Restated Promissory Note, Note A. Term Note A will be amended and restated between Seller and Borrower by an Amended and Restated Secured Promissory Note- Note A which will be retained by Seller pursuant to this Agreement.

(s) The term "Term Note B" shall mean that certain Secured Promissory Note Loan B from Borrower in favor of Finova, dated as of April 20, 1999, in the original principal amount of $2,000,000.00, as amended in that certain Amended and Restated Secured Promissory Note-Note B from Borrower in favor of Seller, as amended on or about January 21,2002 in the First Amendment to Amended and Restated Secured Promissory Note, Notes A and B, and as amended on or about January 22, 2002 in the Second Amendment to Amended and Restated Promissory Note, Note B. Term Note B will be transferred to Purchaser pursuant to this Agreement and amended and restated by an Amended and Restated Secured Promissory Note - Note B between Purchaser and Borrower.

(t) The term "Term Notes" shall mean, collectively, Term Note A and Term Note B.

(u) The term "Term Notes Outstanding Balance" shall mean $1,838,947.61, being the amount which Seller and Borrower agree to be the outstanding principal balance of the Term Notes in the amount of $1,704,286.22 and the accrued and unpaid interest on the Term Notes in the amount of$134,661.39, as of May 31, 2003.

(v) The term "Warranty Deed" shall mean that certain General Warranty Deed attached hereto as Exhibit "C" transferring the Real Property to Seller from Borrower in lieu of a foreclosure of the Mortgage by Seller.

2. Transfer of Real Property and Restructure of Term Note A. On the Closing Date, the Borrower and Seller hereby covenant and agree to convey and accept the Real Property and to restructure Term Note A as follows, subject to the conditions and on the terms set forth in this Agreement:

(a) On the Closing Date, Borrower shall execute and deliver the Warranty Deed and a Bill of Sale to Seller, granting, bargaining, selling and conveying the Real Property and all fixtures associated with the Real Property to Seller in partial satisfaction of the Term Notes Outstanding Balance in the form attached hereto as Exhibits "C" and "D." This conveyance shall be deemed to satisfy the Term Notes Outstanding Balance in the amount of the Agreed Real Property Value as of the Closing Date.

(b) On the Closing Date, Seller and Borrower shall execute and deliver an Amended and Restated Secured Promissory Note-Note A, in the form attached hereto as Exhibit "E." This Note shall provide for a principal balance of $150,000, with interest thereon at the rate of 8% per annum, compounded annually, with interest payments thereon due and payable in the amount of $1,000.00 per month, commencing on June 30, 2003 and continuing thereafter on the last day of each month, with a maturity date of December 31, 2003, at which time the outstanding principal balance of $150,000.00, with accrued and unpaid interest thereon, shall be due and payable in a balloon payment. The Amended and Restated Secured Promissory Note-Note A, shall remain secured by a first priority security interest in Seller's Equipment Collateral as set forth in the Amended and Restated Security Agreement-Note A.

(c) On the Closing Date, Borrower and Seller shall execute an Amended and Restated Security Agreement-Note A in the form attached hereto as Exhibit "F" reaffirming Seller's first, prior, and superior security interest in Seller's Equipment Collateral in favor of Seller to secure the Amended and Restated Secured Promissory Note-Note A.

(d) On the Closing Date, Borrower shall deliver to Seller a Guaranty of the Amended and Restated Secured Promissory Note-Note A in the form attached hereto as Exhibit "G" executed by J. Andrew Moorer, limited in amount to $25,000.00 of the Borrower's obligations under the Amended and Restated Secured Promissory Note-Note A (the "Moorer Guaranty"). The limitation on the amount of the Moorer Guaranty shall be cumulative to, and shall not reduce the amount owed under, the Payne Guaranty.

(e) On the Closing Date, Borrower shall deliver to Seller a Guaranty of the Amended and Restated Secured Promissory Note-Note A in the form attached hereto as Exhibit "H" executed by David R. Payne, limited in amount to a total of $25,000.00 of the Borrower's obligations under the Amended and Restated Secured Promissory Note-Note A (the "Payne Guaranty"). The limitation on the amount of the Payne Guaranty shall be cumulative to, and shall not reduce the amount owed under, the Moorer Guaranty.

(f) On the Closing Date, Seller, or its designee, and Borrower shall execute and deliver a lease agreement in the form attached hereto as Exhibit "I" (the "Lease Agreement") pursuant to which Borrower shall lease from Seller or Seller's designee the Real Property for a term of 10 months, commencing June 1, 2003 and terminating March 31, 2004, with rent due and payable in advance on the first day of each month at the rental rate of $3,000.00 per month through October 31, 2003, and thereafter at the rental rate of $4,000.00 per month. Under the Lease Agreement, Borrower H & M Steel shall have a right of first refusal until December 31,2003, to purchase the Real Property at One Hundred Ten Percent (110%) of the purchase price offered by any bona fide third party prospective purchaser of the Real Property, for a period of forty-five (45) days from the date of notice by Seller of a proposed sale. The Lease Agreement shall provide that if the Real Property is not sold by December 31, 2003, the right of first refusal shall terminate and Borrower shall have the right to ten (10) days notice of, and opportunity to submit a bid to Seller and seek to compete for, any proposed sale of the Real Property during the remainder of the lease term. In such an event, however, Seller shall not be required to accept any offer from the Borrower and may reject any offer from any party, including the Borrower, in its unfettered discretion. The Lease Agreement shall provide that Seller or its designee may sell the Real Property at any time during the primary term thereof, subject only to forty-five (45) days' prior notice thereof to Borrower.

(g) On the Closing Date, Borrower shall execute and deliver to Seller an Estoppel Certificate in the form attached hereto as Exhibit "J" which states that the Warranty Deed is absolute, is not intended as a mortgage or other security and that it is Borrower's intention to convey the complete right, title and interest to Seller and that the Warranty Deed is not intended to effect a merger of title with the Mortgage.

(h) On the Closing Date, Borrower shall deliver a fully executed a release and termination of any lien, security interest or mortgage on the Real Property in the form attached hereto as Exhibit "K" relating to that certain mortgage recorded in Book 7575, Page 362 securing $650,000 in favor of John T. Madden and Patty L. Madden.

(i) On the Closing Date, Seller shall execute and deliver to Purchaser a Partial Release of the Mortgage to the extent such Mortgage relates to Purchaser's Collateral, the Assigned Security Interest and the Assigned Loan Documents in the form attached hereto as Exhibit "L."

(j) On the Closing Date, Seller shall release the Fixture Filing to the extent related to Purchaser's Collateral, the Assigned Security Interest and the Assigned Loan Documents in the form attached hereto as Exhibit "M."

(k) On the Closing Date, Borrower shall execute and deliver to Seller an Option to Purchase certain Real Property in the form attached hereto as Exhibit "N"

3. Sale of Term Note B; Payment of the Purchase Price. Purchaser hereby covenants and agrees to pay the Purchase Price for the Term Note B as follows:

(a) On the Closing Date, Purchaser shall pay the Purchase Price to Seller.

(b) On the Closing Date, Borrower and Purchaser shall execute an Amended and Restated Security Agreement-Note B in the form attached hereto as Exhibit "O" reaffirming the first, prior, and superior security interest in the Purchaser's Collateral and reaffirming the subordinate security interest in Seller's Equipment Collateral in favor of Purchaser to secure the Amended and Restated Secured Promissory Note-Note B.

(c) On the Closing Date, Borrower and Purchaser shall execute and an Amended and Restated Secured Promissory Note-Note B in the form attached hereto as Exhibit "P" reflecting and acknowledging that the outstanding principal balance of Term Note B as of May 31,2003 is $958,947.61.

(d) On the Closing Date, Seller shall execute and deliver to Purchaser an Assignment of the Loan Agreement, the Term Note B, the Assigned Security Interest and Other Documents in the form attached hereto as Exhibit "Q" (the "Assignment").

(e) On the Closing Date, Seller shall execute and deliver to Purchaser a release of that certain UCC-1 Financing Statement filed on March 26, 2001 as document No. 0016701 which relates solely to an account receivable of the Borrower from ECI Construction, Inc.

4. Assignment and Delivery of Loan Documents and Financing Statements. Concurrently with the payment of the Purchase Price for the Term Note B, Seller and Purchaser shall take the following steps to assign in favor of Purchaser Seller's existing lien on and security interest in Purchaser's Collateral, the Assigned Security Interest, and the Assigned Loan Documents:

(a) On the Closing Date, Seller shall deliver to Purchaser the following documents: (i) the originals of the documents constituting Term Note B, (ii) originals (or copies, if no original documents shall be in the possession of Seller) of each other instrument, agreement and certificate to be fully assigned to Purchaser pursuant to the Assignment, and (iii) copies of each instrument, agreement or certificate to be partially assigned to Purchaser pursuant to the Assignment or by separate instrument. All assignments made pursuant to this Agreement shall be subject to the' limitations, qualifications and exceptions set forth in the Assignment, and this Agreement shall not be construed to contain Note any representation or warranty (whether express or implied). All assignments made pursuant to this Agreement shall be made WITHOUT RECOURSE to Seller and WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED.

(b) On the Closing Date, Seller shall execute and deliver to Purchaser certain UCC-3 financing statement assignment forms, to effect the partial assignment to Purchaser of the Financing Statements, to the extent such Financing Statements relate to Purchaser's Collateral, the Assigned Security Interest and the Assigned Loan Documents. Purchaser shall execute and deliver to Seller certain UCC-3 financing statement modification forms, subordinating any security interest of Purchaser in Seller's Collateral.

5. Character of Obligations; Termination of Agreement.

(a) This Agreement is intended to effect a true purchase and sale of the Term Note B and shall entitle Purchaser to collect and receive all amounts owing under the Assigned Loan Documents, and to exercise and enforce all rights and remedies under the Assigned Security Interest in respect of the Purchaser's Collateral from and after the Closing Date.

(b) Purchaser shall, on the Closing Date, assume any and all obligations of Seller, or in respect of the Purchaser's Collateral, arising on or after the Closing Date out of the Assigned Loan Documents.

(c) Seller shall also execute and deliver such other documents and instruments as Purchaser reasonably may request in order to effect the transfer of the Purchaser's Collateral and the Assigned Security Interest; provided that any such document or instrument (i) shall be in form reasonable satisfactory to Seller, (ii) shall not require Seller to make any representation or warranty beyond those expressly made by Seller herein, (iii) shall not impose upon Seller any obligation, undertaking, or liability not expressly provided for in this Agreement, (iv) shall not provide for any recourse against Seller (except to the extent, if any, provided for in this Agreement), and (v) expressly shall be subject to the terms, conditions, and provisions of this Agreement.

(d) Purchaser and Guarantors hereby agree to indemnify, defend, and hold harmless Seller from and against any and all liabilities, claims, demands, losses, damages, costs, expenses (including, without limitation, reasonable attorneys fees), actions, or causes of action (collectively and individually, "Claim"), asserted or assessed against, or imposed upon, Seller by any Person (including, without limitation, the Borrower) arising out of or related to any action or inaction by Purchaser as successor in interest to Seller with respect to the Assigned Loan Documents; provided, however, that Purchaser and Guarantors shall have no obligation under this Section 5 with respect to any Claim proximately caused by the gross negligence or willful misconduct of Seller, or by a breach by Seller of the provisions of this Agreement.

(e) The obligation of Purchaser to pay the Purchase Price and the obligation of Borrower to execute and deliver the Warranty Deed hereunder, subject to the conditions precedent set forth in Section 8 below, are absolute and continuing obligations. This Agreement and the obligations of Purchaser and Borrower hereunder are irrevocable. In the event the total Seller's Consideration is not received by Seller on or before Friday, July 18, 2003 at 5:00 p.m. in San Diego, California, Seller may terminate this Agreement and all of Seller's obligations hereunder, by written notice to Purchaser and Borrower.

6. Conditions Precedent to the Obligations of Seller. Seller's obligations hereunder are subject to the following conditions precedent:

(a) The execution and delivery of this Agreement by all parties hereto;

(b) The execution and delivery by Purchaser and Borrower of the documents contemplated by Sections 2-4 hereof;

(c) The receipt by Seller of the full amount of monetary consideration and full performance of non-monetary consideration constituting Seller's Consideration;

(d) The receipt of a policy of title insurance in a form and from a title, company which is acceptable to Seller, in its sole discretion, insuring Seller's title to the Real Property in the amount of the Agreed Real Property Value free and clear of liens and encumbrances and subject only to exceptions acceptable to Seller in its sole discretion, the premium for which shall be paid by Purchaser or Borrower;

(e) Payment of Seller's attorneys' fees and costs incurred in negotiating and documenting this Agreement as of the Closing Date in an amount not to exceed $7,500.00;

(f) Receipt of an executed waiver of any right of first refusal of Structural Holdings, Inc. under that certain Right of First Refusal Agreement for Acquisition of Promissory Notes dated April 30, 2001 with respect to all of the transactions contemplated by this Agreement, including the sale of Term Note B; and

(g) All representations and warranties of Purchaser and Borrower hereunder shall be true and correct as of the Closing Date.

7. Conditions Precedent to the Obligations of Purchaser. Purchaser's obligations hereunder are subject to the following conditions precedent:

(a) The execution and delivery of this Agreement by all parties hereto;

(b) The execution and delivery of the documents by Seller and Borrower contemplated by Sections 2-4 hereof;

(c) All representations and warranties of Seller and Borrower hereunder shall be true and correct as of the Closing Date.

8. Conditions Precedent to the Obligations of Borrower. Borrower's obligations hereunder are subject to the following conditions precedent:

(a) The execution and delivery of this Agreement by all parties hereto;

(b) The execution and delivery by each of Purchaser and Seller of the other documents and instruments contemplated by Sections 2-4 hereof

9. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants the following to Seller:

(a) This Agreement may reasonably be expected to benefit, directly or indirectly, Purchaser; and

(b) Purchaser is familiar with, and has independently reviewed, the books and records regarding, the financial condition of Borrower; and

(c) Purchaser is familiar with, and has, to the extent deemed necessary in connection with this Agreement and the transactions contemplated hereby, independently reviewed, the Assigned Loan Documents and any other documents to be assigned pursuant to the Assignment; and

(d) Purchaser has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and is not relying on Seller to provide such information to it either now or in the future; and

(e) The execution, delivery and performance of this Agreement and any other agreements executed by Purchaser contemporaneously herewith do not and will not violate (i) any agreement or instrument to which such Purchaser is a party, or (ii) any law, rule, regulation or order of any governmental authority to which such Purchaser is subject; and

(f) Other than Borrower, neither Seller nor any other party has made any representation, warranty or statement to Purchaser in order to induce it to execute this

Agreement, and Seller has not made, and shall not make, (i) any representation as to the validity or enforceability of any indebtedness assigned pursuant to the Assignment or (ii) as to the value of any liens or collateral purportedly securing such indebtedness and to be assigned to Purchaser hereunder; and

(g) Purchaser is acquiring the Purchaser's Collateral and the Assigned Loan Documents for its own account for investment not as a nominee or agent and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Except as contemplated by this Agreement, Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; and

(h) Purchaser understands that none of the securities to be acquired pursuant to this Agreement are registered under the Securities Act of 1933, as amended, for the reason that the offer and sale of such securities provided for in this Agreement is exempt from registration under one or more exemptions from registration pursuant to the Securities Act of

1933, as amended, including pursuant to Section 4(2) thereof; and

(i) Purchaser believes that Purchaser has received all the information that Purchaser considers necessary or appropriate for deciding whether to enter into the transaction contemplated by this Agreement. Purchaser has had an opportunity to ask questions and receive answers from Borrower regarding the terms and conditions of Term Note B, the Purchaser's Collateral and the Assigned Loan Documents, and the business, properties, prospects and financial condition of Borrower and to obtain additional information (to the extent that Borrower possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access; and

(j) Purchaser is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to Borrower and acknowledges that Purchaser is able to fend for itself, can bear the economic risk of Purchaser's investment and has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investments contemplated by this Agreement and the Assignment; and

(k) Purchaser understands that the securities to be assigned pursuant to the Assignment may not be sold, transferred, or otherwise disposed of without registration under the Securities Act of 1933, as amended, or an exemption therefrom and, that in the absence of an effective registration statement covering such securities or an available exemption from registration under such act, the securities must be held indefinitely.

(1) Purchaser is not aware of nor does it assert any lien or security interest in Seller's Collateral or the Real Property which is senior to that of Seller.

(m) Purchaser is not aware of any ownership or other interest in Seller's Loan Documents or Seller's Consideration other than the interest of Seller nor does it assert such an interest.

(n) The Mortgage is valid and enforceable by its terms. Seller has a first and prior lien against the Real Property under the Mortgage. Purchaser is unaware of any liens or security interests filed, threatened, asserted or claimed by any party against the Real Property except for the Mortgage. Purchaser is unaware of any threatened, asserted, claimed or filed judicial or non-judicial proceeding in which the Borrower or Purchaser is a party and in which title to the Real Property is affected or in which the validity or enforceability of the Mortgage is disputed. Purchaser is unaware of any threatened or claimed lien or security interest against the Real Property other than the Mortgage. Purchaser is unaware of any party that has threatened, asserted or claimed a lis pendens against the Real Property. All real property taxes with respect to the Real Property have been paid and are current and no supplemental assessments have been received or are known to Purchaser.

10. Representations and Warranties of Borrower and Guarantor. Borrower and Guarantor hereby represent and warrant to Purchaser and Seller as follows:

(a) The liens, pledges and security interests granted in the Assigned Loan Documents and Seller's Loan Documents are valid and perfected security interests with the priority required by the Loan Agreement.

(b) Borrower and Guarantor have requested that Seller and Purchaser enter into the transactions contemplated by this Agreement, and Borrower and Guarantor anticipate to receive, directly or indirectly, material benefit from the execution of this Agreement and consummation of the transaction contemplated by this Agreement.

(c) The Mortgage is valid and enforceable by its terms. Seller has a first and prior lien against the Real Property under the Mortgage. Borrower and Guarantor are unaware of any liens or security interests filed, threatened, asserted or claimed by any party against the Real Property except for the Mortgage. Borrower and Guarantor are unaware of any threatened, asserted, claimed or filed judicial or non-judicial proceeding in which any of them is a party and in which title to the Real Property is affected or in which the validity or enforceability of the Mortgage is disputed. Borrower and Guarantor are unaware of any threatened or claimed lien or security interest against the Real Property other than the Mortgage. Borrower and Guarantor are unaware of any party that has threatened, asserted or claimed a lis pendens against the Real Property. All real property taxes with respect to the Real Property have been paid and are current and no supplemental assessments have been received or are known to Borrower.

(d) The Security Agreement-Notes A and B is valid and enforceable by its terms. Seller has a valid, enforceable, attached and perfected first priority security interest against Seller's Equipment Collateral under the Security Agreement-Notes A and B. Borrower and Guarantor are unaware of any liens or security interests filed, threatened, asserted or claimed by any party against Seller's Equipment Collateral except for the Security Agreement-Notes A and B and except as reflected on Exhibit B. Borrower and Guarantor are unaware of any threatened, asserted, claimed or filed judicial or non-judicial proceeding and in which title to Seller's Equipment Collateral is affected or in which the validity or enforceability of the Security Agreement-Notes A and B is disputed. Borrower and Guarantor are unaware of any threatened or claimed lien or security interest against Seller's Equipment Collateral except as reflected on Exhibit B. Borrower and Guarantor are unaware of any party that has threatened, asserted or claimed ownership of or a writ of possession against Seller's Equipment Collateral. All personal property taxes with respect to Seller's Equipment Collateral have been paid and are current and no supplemental assessments have been received or are known to Borrower.

(e) The Term Notes are valid and enforceable in accordance with their terms. Borrower and Guarantor do not assert and have not asserted and are not aware of any claim of setoff, offset, reduction, or credit against the Term Notes Outstanding Balance. The Term Notes Outstanding Balance is $1,838,947.61 as of May 31, 2003, consisting of outstanding principal balance of the Term Notes in the amount of $1,704,286.22 and accrued and unpaid interest on the Term Notes in the amount of $134,661.39. Interest is paid through May 31,2003. The Term Notes are currently in default and such default has not been cured by Borrower. Borrower and Guarantor are currently unable to cure the defaults under the Term Notes and have requested that Seller enter into the transactions set forth in this Agreement in part in order to allow Borrower to continue to operate and pay its creditors in the ordinary course of business. Seller has given Borrower reasonably equivalent value for Seller's Consideration. Borrower and Guarantor are not aware of any claim of ownership to or a security interest in the Term Notes other than the ownership interest of Seller. Borrower and Guarantor are unaware of any party that has threatened, asserted or claimed ownership of or a writ of possession against the Term Notes.

(f) Borrower and Guarantor hereby ratify, consent to and approve of all prior transfers, on or prior to the Closing Date, of the Assigned Loan Documents, Seller's Loan Documents, the Term Notes, the Loan Agreement or any other document evidencing Borrower's and Guarantor's obligations by and among Seller, Purchaser and/or Finova.

11. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser and Borrower as follows:

(a) Seller has full power and authority to execute, deliver, and perform its obligations under this Agreement, and to sell and assign the Purchaser's Collateral, the Assigned Security Interest and the Assigned Loan Documents to Purchaser.

(b) This Agreement, and the documents, instruments, agreements, and assignments executed and delivered by Seller pursuant to the terms hereof, have been or will have been duly and validly authorized, executed, and delivered by Seller, and are the legal, valid, and binding obligations of Seller.

(c) Seller is the sole owner of the Tern Notes and has good title thereto free and clear of all liens and prior assignments;

12. Allocation of Collateral; Matters Concerning Financing Statements. From and after the Closing Date, with respect to the administration of Purchaser's Collateral and Seller's Equipment Collateral, Purchaser and Seller hereby agree as follows:

(a) Purchaser shall have a junior and subordinate security interest in Seller's Equipment Collateral, and in the event Purchaser comes into possession of any of Seller's Equipment Collateral, or any proceeds thereof, Purchaser shall hold the same in trust for the benefit of Seller, and shall promptly deliver such Seller's Equipment Collateral or proceeds directly to Seller, in the form received (together with any necessary endorsements affixed), until complete satisfaction of the Amended and Restated Secured Promissory Note-Note A.

(b) Seller shall have no lien on, security interest in, or other claim to any of Purchaser's Collateral, except Seller's prior and superior security interest in Seller's Equipment Collateral, and shall execute such documents and instruments, including a partial release of the Mortgage, and UCC amendments, partial assignments, or partial release forms, as may be necessary to release and/or assign to Purchaser Seller's liens and claims against all of Purchaser's Collateral except for Seller's Equipment Collateral. In the event Seller comes into possession of any of Purchaser's Collateral or any proceeds thereof, Seller shall hold the same in trust for the benefit of Purchaser, and shall promptly deliver such Collateral or proceeds to Purchaser, in the form received (together with any necessary endorsements affixed).

(c) With respect to the Financing Statements as partially assigned to Purchaser, Seller and Purchaser hereby agree to the following protocols with respect to any amendments, continuations, assignments, or terminations of such Financing Statements. Each Lender shall be entitled to enter into such amendments of the Financing Statements as affect their respective collateral, without need for the consent or participation of the other Lender. The foregoing notwithstanding, in the event that any filing office requires the signature of both Lenders in order to effect any amendment to the Financing Statements, each Lender shall reasonably cooperate with the other and join in such amendments as the other may request, provided that neither Lender shall be obligated to join in any amendment which adversely affects its own collateral. Any out-of-pocket expenses incurred by either Lender in cooperating with the other shall be borne by the Lender requesting such cooperation. With respect to continuation statements, each Lender shall be responsible for the filing of continuation statements to the extent that, at the time the Financing Statements would otherwise expire, such party continues to hold a lien on any part of its collateral. The foregoing notwithstanding, nothing contained herein shall be deemed to require either Lender to file a continuation statement after all indebtedness of Borrower to such Lender has been paid. With respect to an assignment, neither Lender shall assign its interest in the Financing Statements unless the proposed Purchaser has first agreed in writing to be bound by the provisions of this Section 13(c). With respect to termination statements, upon the payment in full by Borrower of its outstanding obligations to either Purchaser or Seller, neither Lender shall file a termination statement of record unless such party has confirmed that all outstanding indebtedness owed to the other Lender has previously been paid in full. Upon the payment in full to either Seller or Purchaser of all outstanding indebtedness owed to such party by Borrower at a time when indebtedness of Borrower remains outstanding to the other Lender, then the Lender whose indebtedness has been repaid first shall execute and deliver a partial release describing all of its collateral, in lieu of a termination statement, and Borrower hereby agrees to accept such partial release in lieu of a termination statement.

13. Reaffirmation by Borrower in favor of Seller. Notwithstanding the transactions contemplated hereby, Borrower hereby ratifies and affirms all of the terms and conditions of Seller's Loan Documents, the Assigned Loan Documents, the Financing Statements, the Mortgage, the Security Agreement-Notes A and B and Term Notes, and agrees that, Borrower remains fully obligated to Seller for payment of the Amended and Restated Secured Promissory Note-Note A, as defined herein.

14. Covenant Not to Contest. Each of the parties hereto acknowledges that the Agreed Real Property Value for the Real Property, as set forth in the Definitions of this Agreement, represent the mutual estimation by the parties of the fair market value of the Real Property and Fixtures, as described therein. Each of the parties hereby covenants and agrees not to contest or otherwise dispute the Agreed Real Property Value for the Real Property in any future litigation or proceeding involving any of the parties hereto, including without limitation any bankruptcy or insolvency proceeding affecting any of the parties.

15. Payment of Purchase Price. All payments shall be made to the order of Seller in immediately available funds without reduction, setoff or counterclaim (all of which are hereby waived by Purchaser), in accordance with the following wire transfer instructions or such other payment instructions as Seller may provide to Purchaser:

Comerica Bank
ABA Routing No. 121137522
Account No. 1891506329
Re: Debt Acquisition Company of America V, L.L.C.-Note B

16. Release of Seller. BORROWER, GUARANTOR AND PURCHASER HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE SELLER, AND ITS AFFILIATES, AND EACH OF ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH BORROWER, GUARANTOR OR PURCHASER MAY NOW OR HEREAFTER HAVE AGAINST SELLER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OBLIGATION OF SELLER UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS (AS SUCH TERM IS DEFINED IN THE LOAN AGREEMENT), AND THE EXERCISE OF ANY RIGHTS AND REMEDIES THEREUNDER. BORROWER, GUARANTOR AND PURCHASER HEREBY COVENANT AND AGREE NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST SELLER, ITS AFFILIATES, AND ITS SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING OUT OF OR RELATED TO SELLER'S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE INDEBTEDNESS OF BORROWER TO SELLER, WHICH INDEBTEDNESS IS OR WAS EVIDENCED BY THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Notices. All notices to be given pursuant to this Agreement shall be given in writing, shall be delivered to the address designated below for the appropriate party, and shall be deemed effective as follows: (a) by personal delivery, (b) by a recognized, national overnight courier service (such as Federal Express, United Parcel Service, or similar courier service), or (c) by United States mail, certified or registered, return receipt requested, postage prepaid. Notices given by personal delivery shall be deemed received on the date of delivery thereof, notices given by overnight courier shall be deemed received on the next Business Day, and notices given by certified or registered mail shall be deemed received on the third (3rd) Business Day following the date deposited with the United States Postal Service in conformance with clause (c) of the preceding sentence.

Seller: Debt Acquisition of America V, LLC
2120 West Washington
San Diego, CA 92110
Attn: Howard Justus
Purchaser: Deep Fork Capital, LLC
119 N. Robinson, Suite 400
Oklahoma City, Oklahoma 73102
Attn: David R. Payne

Borrower: H & M Steel, Inc.
18505 E. Hwy 66
P. O. Box 98
Luther, Oklahoma 73054
Attn: J. Andrew Moorer

18. Successors and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of, and bind, Seller's, Purchaser's and Borrower's respective representatives, successors and assigns.

19. Severability. If any provision of this Agreement is illegal, invalid or unenforceable under present or future laws, such provision shall be severable to the extent of such illegality, invalidity or unenforceability, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision that is illegal, invalid or unenforceable.

20. No Obligation. Nothing contained herein shall be construed as an obligation on the part of Seller or Purchaser to extend additional credit to Borrower.

21. Execution in Counterparts; Facsimile Execution and Amendments. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, and the production of a facsimile counterpart shall have the same force and effect as production of an originally executed counterpart for all purposes. No modification or amendment of any provision of this Agreement, nor consent to any departure by any party therefrom, shall be effective unless the same shall be in writing and signed by an officer of Seller, and then shall be effective only in the specific instance and for the purpose for which given.

22. Cumulative Rights; Limitation of Liability. All rights and remedies of Seller and Purchaser hereunder are cumulative of each other and of every other right or remedy which Seller or Purchaser may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Neither Seller, Purchaser, nor any affiliate, attorney, officer, agent, director or employee of either Lender shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Assignment or the negotiation thereof (including without limitation damages for loss of profits, business interruption, and the like), whether such damages are foreseeable or unforeseeable, even if Seller, Purchaser, or such other persons have been advised of the possibility of such damages. Neither Seller nor any such other persons shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or Purchaser through the ordinary negligence of Seller, or any such other persons (except to the extent incurred or suffered as a result of Seller's or such other person's bad faith). Neither Purchaser nor any such other persons shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or Seller through the ordinary negligence of Purchaser, or any such other persons (except to the extent incurred or suffered as a result of Purchaser's or such other person's bad faith).

23. Governing Law. Venue. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF CALIFORNIA, AND NOT THE CONFLICT OF LAWS RULES OF THE STATE OF CALIFORNIA, GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER, GUARANTOR AND PURCHASER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF CALIFORNIA, STATE OF CALIFORNIA. BORROWER, SELLER AND PURCHASER WAIVE ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER, SELLER AND PURCHASER FURTHER WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 17HEREOF FOR THE GIVING OF NOTICE.

24. Arbitration.

(a) Resolution of Disputes. The parties will submit all controversies, disputes or claims among them arising out of or relating to this agreement, the transactions contemplated hereby or the Assignment to binding arbitration as provided below. The rules governing the arbitration and all related preliminary proceedings will be agreed upon by the parties. If they are unable to agree on those rules within 30 days of written request for agreement, the Rules for Commercial Arbitration of the American Arbitration Association ("AAA"), as amended from time to time and as modified by this Agreement, will control. The dispute will be presented to a single arbitrator (the "Arbitrator"), sitting in San Diego, California. (b) Selection of the Arbitrator. The parties will jointly select the Arbitrator within fifteen (15) days after demand for arbitration is made by a party. If the parties are unable to agree on an Arbitrator within that period, then any party may request that the AAA select the Arbitrator in accordance with its then existing rules for doing so. The Arbitrator must possess substantive legal experience in the principal issues in dispute.

(c) Discovery. Any discovery permitted shall be limited to information directly relevant to the controversy in arbitration. In the event of discovery disputes, the Arbitrator is directed to issue orders as are appropriate to limit discovery in accordance with the foregoing and as are reasonable in light of the issues in dispute, the amount in controversy, and other relevant considerations. To the extent the parties are unable to agree on the scope of discovery, the Arbitrator will require the party seeking discovery on an issue to present the legal and factual basis for the dispute and will permit the party opposing discovery to respond. The Arbitrator will permit discovery on an issue only if he or she concludes that there is a reasonable and good faith basis in law and in fact for bringing the allegations and that the discovery appears likely to present substantive evidence regarding that dispute. The Arbitrator may allow limited discovery to permit investigation of some of the disputes or to determine whether a claim has sufficient basis in law or in fact to warrant further discovery. The Arbitrator, however, will issue appropriate orders to restrict the scope of that discovery. The federal or state rules of procedure and evidence will not apply to the arbitration proceedings, including the rules of discovery. The Arbitrator will consider claims of privilege, work product and other restrictions on discovery as appear to be warranted.

(d) Fees. The Arbitrator will award the prevailing party its attorney's and experts' fees and disbursements incurred in resolving the dispute and will award double costs and expenses or other sanctions to the extent the Arbitrator finds any dispute advanced in the proceedings to be frivolous or without a good faith basis in fact and in law when the dispute was first presented for arbitration.

(e) Award/Consent to Jurisdiction. Except as may otherwise be agreed in writing by the parties or as ordered by the Arbitrator upon substantial justification shown, the hearing for the dispute will be held within ninety (90) days of submission of the dispute to arbitration. The Arbitrator will render a final award within thirty (30) days following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the Arbitrator. The Arbitrator will state the factual and legal basis for the award. The decision of the Arbitrator will be final and binding, except as provided in the Federal Arbitration Act, 9 D.S.C. 1. et seq., and except for errors of law based on the findings of fact. Final judgment may be entered upon the award in any court of competent jurisdiction but entry of judgment will not be required to make the award effective. By signing below, the parties irrevocably submit to the exclusive jurisdiction and venue of the state and federal courts and arbitration forums located in San Diego, California.

25. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. SELLER, PURCHASER AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; OR (ii) THE ASSIGNMENT OR (Hi) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT AMONG SELLER, PURCHASER AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF SELLER, PURCHASER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SELLER, PURCHASER OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

26. EXHIBITS GOVERN. In the event of the existence of an inconsistency between an Exhibit to this Agreement and the description of terms of an Exhibit in this Agreement, the terms of the Exhibit shall govern.

27. INTEGRATION. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED as of the date first above written.

SELLER:
DEBT ACQUISITION OF AMERICA, V, L.L.C., a California limited liability company
By:  /s/ Howard Justice
Name:  Howard Justice
Title:   Manager

PURCHASER:
DEEP FORK CAPITAL, L.L.C., an Oklahoma limited liability company
By: /s/ J. Andrew Moorer
Name: J. Andrew Moorer
Title: Manager

GUARANTOR:
STRUCTURAL HOLDINGS, INC., an Oklahoma corporation
By: /s/ David R. Payne0
Name: David R. Payne
Title: President

BORROWER:
H & M STEEL, INC., an Oklahoma corporation
By:/s/ J. Andrew Moorer
Name: . J. Andrew Moorer
Title: President